UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2014

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Paseo Padre Parkway, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Henighan Appointment as Chief Financial Officer and Employment Agreement

On August 12, 2014, WaferGen Bio-systems, Inc. (the “Company”) entered into an executive employment agreement with Michael Henighan to serve as the Chief Financial Officer of the Company effective as of August 25, 2014 (the “Henighan Employment Agreement”).

Mr. Henighan, age 61, was most recently a founder and the chief financial officer of Aplegen, Inc., a developer of imaging systems and camera solutions for the scientific and astronomy communities, from February 2011 through August 2015. Prior to joining Aplegen, Mr. Henighan was with Alpha Innotech, Inc., a publicly traded life science imaging trading company, where he served as chief financial officer from August 2008 to October 2009 and corporate controller from May of 2008 to August 2008. Mr. Henighan was vice president and corporate controller at HemoSense, Inc., a publicly traded medical device company, from May 2005 to May 2008 and corporate controller at Cholestech Corp., a publicly traded medical device company, from July 1997 to May 2005. Prior to 1997, he also held senior management positions with Solectron, Applied Biosystems, and Motorola. Mr. Henighan earned his BS in Accounting from California State University, Los Angeles.

The Henighan Employment Agreement has an initial term expiring on August 25, 2017 with automatic one-year renewals and provides for an annual base salary of $220,000. Mr. Henighan will have an annual bonus opportunity equal to 30% of his current base salary. Pursuant to the Henighan Employment Agreement and as an inducement to join the Company, in connection with the closing of the offering described in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission on May 28, 2014 and provided such offering yields gross proceeds in an amount equal to or greater than $20 million, on the date of such closing Mr. Henighan is entitled to receive inducement options to purchase shares of the Company’s common stock equal to one-half of one percent (0.50%) of the Company’s then outstanding common stock calculated on an as-converted basis (the “Henighan Inducement Option”). The Henighan Inducement Option will have an exercise price equal to the closing market price on the grant date and vest over a period of three (3) years, with one-third of the shares subject to the Henighan Inducement Option vesting on the first anniversary of the grant date, and the remaining two-thirds of the shares subject to the Henighan Inducement Option vesting in eight (8) equal quarterly installments over two years following the one-year anniversary of the grant date (for a three-year vesting period in total), subject to Mr. Henighan’s continued employment with the Company through each vesting date.

The Henighan Employment Agreement also provides that Mr. Henighan will be eligible to participate in the benefits made generally available by the Company to similarly situated executives, including the Company’s health, dental, life insurance, disability and 401(k) plans. Mr. Henighan will also be party to the Company’s standard indemnification agreement for officers and directors.

In addition, in the event Mr. Henighan is terminated without cause or resigns for good reason, he is entitled to (1) six months of his then-current base salary, of which one-half of such amount shall be paid in a single lump-sum amount, less applicable withholdings, and the remaining one-half of such amount shall be paid in the form of salary continuation on the Company’s regular payroll schedule, less applicable withholdings, over six months, and (2) payment of COBRA premiums up to six months. Mr. Henighan’s entitlement to such severance amounts are subject to his execution of a release of claims in favor of the Company.

In connection with Mr. Henighan joining the Company as Chief Financial Officer, Stephen Baker’s Consulting Agreement with the Company will be terminated.

Keith Warner Appointment as Chief Operating Officer and Employment Agreement

On August 13, 2014, the Company entered into an executive employment agreement with Keith Warner to serve as the Chief Operating Officer of the Company effective as of August 14, 2014 (the “Warner Employment Agreement”).

Mr. Warner, age 53, is a seasoned executive in the life science and diagnostic industry where he has focused on building high value companies by assembling performance organizations and combining them with targeted asset building strategies designed to create significant value for investors. Mr. Warner comes to Wafergen having been a consultant to life science investment firms since 2009 and was instrumental in assessing new technologies and building early stage companies toward successful M&A transactions. As a senior executive, Mr. Warner has served in leadership roles in both commercial and general management at such firms as Novartis/Chiron as VP Worldwide Marketing and as CEO of Biodesix, an early stage technology firm focused on personalizing cancer therapies through advanced detection solutions. Earlier in his career, Mr. Warner held numerous positions of increasing responsibility in manufacturing, sales and marketing and management at Abbott Diagnostics. Mr. Warner received his undergraduate in microbiology from Kansas State University and his M.B.A. in business from Pepperdine University.

The Warner Employment Agreement has an initial term expiring on August 14, 2017 with automatic one-year renewals and provides for an annual base salary of $310,000. Mr. Warner will have an annual bonus opportunity equal to 40% of his current base salary. Pursuant to the Warner Employment Agreement and as an inducement to join the Company, in connection with the closing of the offering described in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission on May 28, 2014 and provided such offering yields gross proceeds in an amount equal to or greater than $15 million, on the date of such closing Mr. Warner is entitled to receive inducement options to purchase shares of the Company’s common stock equal to one and one-quarter percent (1.25%) of the Company’s then outstanding common stock calculated on an as-converted basis taking into account any outstanding convertible preferred stock on such date (the “Warner Inducement Option”). The Warner Inducement Option will have an exercise price equal to the closing market price on the grant date and vest over a period of three (3) years, with one-third of the shares subject to the Warner Inducement Option vesting on the first anniversary of the grant date, and the remaining two-thirds of the shares subject to the Warner Inducement Option vesting in eight (8) equal quarterly installments over two years following the one-year anniversary of the grant date (for a three-year vesting period in total), subject to Mr. Warner’s continued employment with the Company through each vesting date.

The Warner Employment Agreement also provides that Mr. Warner will be eligible to participate in the benefits made generally available by the Company to similarly situated executives, including the Company’s health, dental, life insurance, disability and 401(k) plans. Mr. Warner will also be party to the Company’s standard indemnification agreement for officers and directors.

In addition, in the event Mr. Warner is terminated without cause or resigns for good reason, he is entitled to (1) nine months of his then-current base salary, of which one-half of such amount shall be paid in a single lump-sum amount, less applicable withholdings, and the remaining one-half of such amount shall be paid in the form of salary continuation on the Company’s regular payroll schedule, less applicable withholdings, over nine months, and (2) payment of COBRA premiums up to 18 months. Mr. Warner’s entitlement to such severance amounts are subject to his execution of a release of claims in favor of the Company.

Copies of the Henighan Employment Agreement and Warner Employment Agreement are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are hereby incorporated herein by reference. The foregoing descriptions of the Henighan Employment Agreement and Warner Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of these employment agreements. A copy of the Company’s press release issued August 18, 2014 announcing the appointment of Mr. Henighan and Mr. Warner is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, effective as of August 25, 2014, between the Company and Michael Henighan

10.2	Executive Employment Agreement, dated August 13, 2014, between the Company and Keith Warner

99.1	Press Release, dated August 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: August 18, 2014	By:	/s/ IVAN TRIFUNOVICH
Ivan Trifunovich
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, effective as of August 25, 2014, between the Company and Michael Henighan

10.2	Executive Employment Agreement, dated August 13, 2014, between the Company and Keith Warner

99.1	Press Release, dated August 18, 2014